                                                                    EXHIBIT 99.2

Marcy Theobald                    Tracey Frederickson
Public Relations Manager          Sr. Account Manager                                Eric Berman
Security First Technologies       Sterling Hager, Inc.                               Kekst and Company
(404) 812- 6254                   (617) 926-6665 x126                                212-521-4800
mtheobal@s1.com                   tfrederickson@sterlinghager.com                    eric-berman@kekst.com

                                  Aliki Steen
Renee Wildman, Director PR        FICS Group
Edify Corporation                 Head of Corporate Marketing & Communication
(408) 982-2014                    +32 2 714 42 20
reneew@edify.com                  aliki.steen@ficsgrp.com


             SECURITY FIRST TECHNOLOGIES, FICS AND EDIFY JOIN FORCES
              TO PROVIDE FINANCIAL PORTAL SOLUTIONS FOR FINANCIAL
                             INSTITUTIONS WORLDWIDE

  Security First Technologies to Acquire FICS and Edify; Combined Transactions
                     Valued at Approximately US$1.4 Billion

 New Company to Accelerate Delivery of Financial Portal Solutions to Financial
                               Services Industry

ATLANTA, BRUSSELS, SANTA CLARA, May 17, 1999 -- Security First Technologies (NASDAQ:SONE), a premier provider of Internet-based applications for the financial services industry, today announced that its has agreed to join forces with FICS and Edify to create the preeminent provider of transactional financial portal solutions for financial institutions worldwide. Under the agreement, a Security First Technologies' Belgian subsidiary will acquire FICS Group N.V., a privately held company based in Brussels, Belgium. In addition, Security First Technologies has agreed to acquire Edify Corporation (NASDAQ:EDFY) of Santa Clara, California.

       In connection with the FICS transaction, Security First Technologies will issue 20 million shares of its stock. In the Edify transaction, Security First Technologies and Edify have agreed to a fixed exchange ratio whereby Security First Technologies will issue 0.330969 shares for each share of Edify stock or approximately 6.4 million shares in total. Based on Security First Technologies' closing price of US$54.00 on May 14, 1999, the value of the FICS transaction is approximately US$1.08 billion, and the value of the Edify transaction is approximately US$345 million.

       James S. Mahan III, Security First Technologies' chief executive officer, commented, "By combining these three organizations, we are creating the world's most complete financial portal solutions provider that is well positioned to take advantage of the explosive growth of the online financial services market. This strategic business combination will be the catalyst for accelerating the e-commerce revolution and propelling the value of financial portal capabilities throughout the financial services industry."

       Collectively, the new organization will deliver a complete set of solutions that span a financial institution's enterprise, from consumer banking, brokerage and insurance applications to small business and corporate electronic banking products to financial reporting solutions. These applications can be delivered across multiple access devices and channels, such as Internet, wireless, and interactive voice response (IVR). The new organization will have strategic relationships with more than 35 of the top 100 financial institutions worldwide, including organizations such as: ABN-AMRO BancBoston Bank One Bank of America Bank of East Asia BNP Chase Manhattan Citibank National Australia Bank Royal Bank of Canada United Overseas Bank.

     -     ABN-AMRO
     -     BancBoston
     -     Bank One
     -     Bank of America
     -     Bank of East Asia
     -     BNP
     -     Chase Manhattan
     -     Citibank
     -     National Australia Bank
     -     Royal Bank of Canada
     -     United Overseas Bank.

ADDITIONAL TERMS OF THE AGREEMENT

The corporate headquarters for the new company will be in Atlanta, Georgia, with major operational centers in Brussels, Belgium and Santa Clara, California. As soon as the acquisitions are complete, the three organizations will be combined under the name of S1 Corporation.

       Mahan will remain CEO of S1. Michel Akkermans, FICS's founder, CEO and Chairman of the Board, will serve as President and manage field operations, product strategy, product development, and corporate marketing. Jeffrey Crowe, Edify's CEO and President, will be responsible for corporate development strategy, finance and administration. Both Akkermans and Crowe will join the S1 Board of Directors, with Akkermans named as Chairman and Crowe as Vice Chairman. The transactions, both of which will be accounted for on a purchase accounting basis, are expected to be completed in the fourth quarter of 1999. Both transactions are subject to customary regulatory filings and Security First Technologies' shareholder approval. The Edify transaction also is subject to approval by Edify shareholders. The acquisition of FICS by the Belgian subsidiary of S1 is also subject to the subsidiary obtaining financing for the acquisition.

STRENGTHS OF THE NEW ORGANIZATION

       The worldwide retail Internet banking applications market was US$500 million in 1998 and is expected to grow 40 percent annually to approximately, US$2.7 billion by 2003, according to Dove Associates, a Boston-based international management consulting firm. The companies expect that the combined organization will accelerate this growth and industry expansion.

       According to Akkermans, "Together, the new organization will consist of the most comprehensive set of resources available, including a combined total of more than 400 developers, more than 600 implementation professionals, and more than US$50 million in R&D investments on an annual basis. This powerful combination will give financial institutions a more robust, turn-key financial portal solution with outsourcing options for greater cost efficiency and faster time to market, as well as a wide portfolio of additional software products and services."

       Shortly after completion of the acquisitions, customers of the new organization will begin realizing key benefits, including new product availability, services for new market segments and data center hosting capabilities. While the long-term strategy of the new organization will be to converge to common technology, there are several points of integration that will be made possible immediately through the existing S1 Data Center in the U.S.

       According to Crowe, "This powerful combination will enable us to create world class financial portal solutions, incorporating transactional capabilities, content and one-to-one marketing. We will be unique in our ability to deliver additional functionality that helps our financial institutions enhance customer retention, increase revenue opportunities and create new competitive advantages."

INTUIT CORPORATION TO INVEST US$50 MILLION IN SECURITY FIRST TECHNOLOGIES

       In a separate agreement announced today, Security First Technologies and Intuit Inc. (NASDAQ:INTU) and its affiliates announced that the companies have entered into a strategic alliance to deliver online personal financial software and services to financial institutions. Under the terms of the multi-faceted agreement, the companies will exchange technologies in an effort to deliver the world's leading interactive financial management software and Internet-based financial tools to financial institutions. The two companies also agreed that in exchange for an investment of US$50 million, Intuit will receive approximately 971,000 shares of Security First Technologies stock at an average 10-day trailing price of US$51.50 per share. Additionally, Intuit receives options to purchase 5,429,000 shares of Security First Technologies.


SECURITY FIRST TECHNOLOGIES INFORMATION

       Consistently delivering on its original vision of providing an end-to-end financial portal solution to financial institutions and a consolidated view of an end user's financial landscape, Security First Technologies is recognized as an industry leader in providing Internet-based applications for the U.S. financial services industry. Its applications served as the backbone for the world's first Internet bank, Security First Network Bank, which provided Security First Technologies with a strategic insight into a financial institutions' needs as it expands into this alternative delivery channel. The company's unique, long-term revenue model and a market capitalization exceeding US$2.0 billion have contributed significantly to Security First Technologies' leadership position in these transactions. For the year ended December 31, 1998, Security First Technologies reported revenues were US$24.2 million.

       The company builds, delivers and operates integrated, transactional and brandable Internet applications for financial institutions. Security First Technologies' secure solutions are available for in-house implementation or can be outsourced to its Data Center. Security First Technologies also offers training, product integration and customer service center outsourcing. Through direct sales and channel partnerships, Security First Technologies provides software applications and technology to more than 100 financial entities, including 14 of the top 100 U.S. financial institutions. Security First Technologies has more than 375 employees worldwide and can be reached at www.s1.com..

FICS INFORMATION

       FICS enriches the enterprise-wide solution set to be delivered by the new organization in several key areas: corporate electronic banking, Java-based Internet banking and central bank reporting software. FICS also brings expertise in smart card development and wireless technology. In addition, the company's worldwide presence gives the new entity an immediate operational presence in 10 countries, and a customer base in 26 countries.

       FICS was founded in 1989 by Michel Akkermans, current CEO and Chairman. FICS has since grown exponentially to become one of the world's leading software companies in the field of regulatory financial reporting and remote electronic banking. FICS today employs more than 650 people across 12 locations in 10 countries: Australia, Belgium (headquarters), France, Luxembourg, Portugal, the Netherlands, Spain, the United Kingdom and the United States. FICS' website is at www.ficsgrp.com .

EDIFY INFORMATION

       Edify is a global leader in Internet and voice e-Commerce solutions, and brings S1 the means to automate, integrate, and personalize interactions with customers through multiple channels. Edify also brings an extensive customer base of both large and mid-sized financial institutions, including more than 300 financial services institutions and more than 1,250 organizations. In addition, Edify's Electronic Banking System will remain the on-premise solution for the combined companies.

       Edify's Electronic Workforce server software provides a scalable, Windows NT-based platform for building applications that span speech recognition, IVR, fax and Internet. Additionally, through Edify's 470 employees, the new company will gain increased knowledge of NT-based and small businesses programming capabilities and additional project management bench strength to more effectively develop Internet banking applications and enhancements. Furthermore, through Edify's Santa Clara offices, the new company will have a valuable Silicon Valley presence. Edify also brings strategic partnerships with technology leaders such as Microsoft, IBM, NCR and BellSouth. Edify software is distributed directly and through leading solutions providers, application partners, and distributors worldwide.

                                     # # #

BancBoston Robertson Stephens is acting as financial adviser to Security First; Goldman Sachs is advising Edify; CS First Boston is advising FICS.

FORWARD-LOOKING STATEMENTS

Statements in this news release concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified in the Company's filings with the Securities and Exchange Commission, press releases and other public communications.

Security First Technologies is a registered trademark and S1 is a trademark of Security First Technologies Corporation. All other Company and product names may be trademarks of their respective owners.

Edify and Electronic Workforce are registered trademarks, and Electronic Banking System and Employee Service System are trademarks of Edify Corporation. All other Company and product names may be trademarks of their respective owners.